SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 29, 2014
Date of report (Date of earliest event reported)
____________________________________

BIOLIFE SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18710	94-3076866
(State or Other Juris-	(Commission File No.)	(IRS Employer
diction of Incorporation)		Identification No.)

3303 Monte Villa Parkway, Bothell, WA 98021
(Address of principal executive offices, including zip code)

(425) 402-1400
(Registrant’s telephone number, including area code)
____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03.    MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

As previously announced, the stockholders of BioLife Solutions, Inc. (the “Company”) had authorized the Board of Directors of the Company (the “Board”) to, in its discretion, amend the Company's Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse split of the Company's common stock, par value $0.001 (the “Common Stock”), at a ratio of between one-for-four (1:4) to one-for-sixteen (1:16), with such ratio to be determined by the Board.  On January 17, 2014, the Board determined to set the reverse stock split ratio at one-for-fourteen (1:14) (the “Reverse Stock Split”) and approved the final form of Certificate of Amendment to the Certificate of Incorporation to effectuate the Reverse Stock Split (the “Certificate of Amendment”).  The Certificate of Amendment was filed with the Secretary of State of the State of Delaware on January 24, 2014, and the Reverse Stock Split became effective in accordance with the terms of the Certificate of Amendment at 3:01 a.m. Eastern Standard Time on January 29, 2014 (the “Effective Time”).

At the Effective Time, every fourteen shares of Common Stock issued and outstanding were automatically combined into one share of issued and outstanding Common Stock, without any change in the par value per share.

No fractional shares will be issued as a result of the Reverse Stock Split.  Stockholders who otherwise would be entitled to receive a fractional share in connection with the Reverse Stock Split will have such fractional share rounded up to the nearest whole share.

American Stock Transfer and Trust Company, LLC is acting as exchange agent for the Reverse Stock Split and will send instructions to stockholders of record who hold stock certificates regarding the exchange of certificates for Common Stock.  Stockholders who hold their shares in brokerage accounts or “street name” are not required to take any action to effect the exchange of their shares following the Reverse Stock Split.

On January 29, 2014, the Common Stock commenced quoting on the OTCQB on a Reverse Stock Split-adjusted basis.  The Common Stock will be reported for twenty business days under the temporary ticker symbol “BLFSD,” with the “D” added to signify that the reverse stock split has occurred.  After twenty business days, the symbol will revert to the original symbol of “BLFS.” In connection with the Reverse Stock Split, the Company's CUSIP number was changed to 09062W204.

The information set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment that effectuated the Reverse Stock Split, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLIFE SOLUTIONS, INC.

Date: January 29, 2014	By:	/s/ Daphne Taylor
Daphne Taylor
Chief Financial Officer